EXHIBIT 2

                         REVOCABLE PROXY
                           b-Fast Corp.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                  ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON SEPTEMBER 24, 2003
                 FOR HOLDERS AS OF AUGUST 8, 2003

                           COMMON STOCK

     The undersigned hereby appoints Bobby Ray Adkins and James R. Affleck, Jr., or either of them, as his/her true and lawful proxy(ies) and attorney(s)-in-fact, with full power of substitution, to attend the Annual Meeting of Stockholders of b-Fast to be held at 9:00 a.m. on Wednesday, September 24, 2003 at 4750 Lindle Road, Harrisburg, Pennsylvania, and any adjournments thereof, and to vote, with all the powers the undersigned would possess if personally present, all of the shares of Common Stock that the undersigned would then have the power to vote. IF NO INDICATION IS MADE BELOW, THESE SHARES SHALL BE VOTED IN THE DISCRETION OF THE ABOVE NAMED PROXY(IES).

1.   Directors recommend:  A vote for the following persons as
     Directors:

     [ ]  For     [ ]  Withhold     [ ]  For all Except

     Richard W. Brant, M.D.   Alice Buford    Bobby Ray Adkins

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

     _______________________

2. Directors Recommend: A vote for the ratification of WithumSmith+Brown, P.C. as the independent auditor for b-
Fast.

     Such other matters as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
LISTED PROPOSALS.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Please be sure to sign and date this Proxy in the box below.


Date:  ____________            _________________________________
                               Stockholder sign above

                               _________________________________
                               Co-holder (if any) sign above

              Detach above card, sign, date and mail
                in postage paid envelope provided.

                           b-Fast Corp.

                        PLEASE ACT PROMPTLY
              SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

_______________________________
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